Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2026 First Quarter Results

Revenue Up 44% Compared to Q1 FY25
Adjusted Net Income Up 99% Compared to Q1 FY25
Adjusted EBITDA Up 63% Compared to Q1 FY25
Record Backlog of $3.09 Billion
Company Raises FY26 Outlook

DOTHAN, AL, February 5, 2026 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways in local markets throughout the Sunbelt, today reported financial and operating results for the fiscal quarter ended December 31, 2025.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We are pleased to report a strong start to fiscal 2026, driven by outstanding operational execution across our family of companies and supported by favorable first-quarter weather. Revenue increased 44% and Adjusted EBITDA increased 63% in the quarter, resulting in an Adjusted EBITDA margin of 13.9%, the highest first-quarter margin in our history. We also ended the quarter with a record project backlog of $3.09 billion, underscoring the strength of demand across our markets.
“During the quarter, we completed two strategic acquisitions in Daytona Beach, Florida and Houston, Texas, and earlier this week we announced an additional acquisition in the Houston market. These high-growth regions feature robust public and private project activity and provide attractive opportunities for CPI to expand market share and take advantage of our scale. Our continued growth is driven by our people, who are at the core of everything we do. We are proud of our employees’ hard work and dedication, which fuel our success. Our culture of operational excellence, disciplined project execution, and an unwavering commitment to safety continues to unite and strengthen our family of companies, driving performance and positioning CPI as an acquirer of choice across our eight states.”
Revenues were $809.5 million in the first quarter of fiscal 2026, an increase of 44.1% compared to $561.6 million in the same quarter last year.
Gross profit was $121.5 million in the first quarter of fiscal 2026, compared to $76.6 million in the same quarter last year.
General and administrative expenses were $61.5 million in the first quarter of fiscal 2026, compared to $44.3 million in the same quarter last year, and as a percentage of total revenues, decreased to 7.7% compared to 7.9% in the same quarter last year.
Net income was $17.2 million in the first quarter of fiscal 2026 and diluted earnings per share were $0.31, compared to net loss of $3.1 million and diluted losses per share of $0.06 in the same quarter last year.
Adjusted net income(1) was $26.4 million in the first quarter of fiscal 2026. This measure adjusts for the impact of certain one-time expenses related to transformative acquisitions. Using Adjusted net income, diluted earnings per share for the first quarter would have been $0.47.
Adjusted EBITDA(1) in the first quarter of fiscal 2026 was $112.2 million, an increase of 63.1% compared to $68.8 million in the same quarter last year.
Project backlog was a record $3.09 billion at December 31, 2025, compared to $2.66 billion at December 31, 2024 and $3.0 billion at September 30, 2025.
Smith added, “We are raising our fiscal 2026 outlook ranges to reflect better-than-expected first quarter results and the anticipated contribution from our recently closed Houston acquisition. Our revenue outlook for fiscal 2026 continues to
(1) Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

anticipate organic growth of approximately 7% to 8%. Strong industry tailwinds persist throughout our local markets across eight Sunbelt states, which are benefiting from growing infrastructure funding for both public and private project work. We remain confident in CPI’s growth trajectory and expanding profitability and are focused on delivering long-term value for our investors and other stakeholders.”
Fiscal 2026 Outlook
The Company is raising its outlook for fiscal year 2026 with regard to revenue, net income, Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin as follows:
•Revenue in the range of $3.480 billion to $3.560 billion
•Net income in the range of $154.0 million to $158.0 million
•Adjusted net income(1) in the range $163.5 million to $168.7 million
•Adjusted EBITDA(1) in the range of $534.0 million to $550.0 million
•Adjusted EBITDA margin(1) in the range of 15.34% to 15.45%
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “We are proud of our team’s exceptional execution this quarter as we continue to advance CPI’s proven growth strategy. In less than fifteen months, CPI has completed eight strategic acquisitions, including four in Texas and three platform companies, underscoring the scalability and repeatability of our model and culture of expanding our family of companies. This strategy centers on partnering with outstanding local operators and empowering them with the scale, resources, and support of a broader platform, enabling us to expand capabilities, strengthen market leadership, and drive sustainable profitability.
“Supported by a strong balance sheet, disciplined leadership, and an expanding footprint across the Sunbelt, CPI is well positioned to compound value as we extend our geographic reach and increase the scale of our operations. The nation’s infrastructure repair and maintenance needs continue to grow alongside population migration, economic expansion, and increasing roadway capacity throughout the Sunbelt. Against this powerful backdrop, the Board and I are confident in CPI’s long-term trajectory and the opportunities ahead.”
Conference Call
The Company will conduct a conference call today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss financial and operating results for the fiscal quarter ended December 31, 2025. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through February 12, 2026 by calling (201) 612-7415 and using passcode ID: 13757724#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating in local markets throughout the Sunbelt in Alabama, Florida, Georgia, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, the Company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contact:
Rick Black
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow -

Construction Partners, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(unaudited in thousands, except share and per share data)

	For the Three Months Ended December 31,
	2025	2024
Revenues	$809,469	$561,580
Cost of revenues	687,969	485,009
Gross profit	121,500	76,571
General and administrative expenses	(61,501)	(44,266)
Acquisition-related expenses	(11,629)	(19,552)
Gain on sale of property, plant and equipment, net	2,039	1,055
Operating income	50,409	13,808
Interest expense, net	(27,370)	(18,130)
Other (expense) income	(253)	421
Income (loss) before provision for income taxes	22,786	(3,901)
Provision (benefit) for income taxes	5,580	(849)
(Loss) earnings from investment in joint venture	(1)	1
Net income (loss)	17,205	(3,051)
Other comprehensive income (loss), net of tax
Unrealized (loss) gain on interest rate swap contract, net	(1,210)	2,869
Unrealized gain (loss) on restricted investments, net	36	(333)
Other comprehensive (loss) income	(1,174)	2,536
Comprehensive income (loss)	$16,031	$(515)

Net income (loss) per share attributable to common stockholders:
Basic	$0.31	$(0.06)
Diluted	$0.31	$(0.06)

Weighted average number of common shares outstanding:
Basic	55,805,173	54,160,317
Diluted	56,045,949	54,160,317

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	September 30,
	2025	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$104,093	$156,062
Restricted cash	97	2,953
Contracts receivable including retainage, net	437,963	549,884
Costs and estimated earnings in excess of billings on uncompleted contracts	56,900	45,340
Inventories	170,019	155,133
Prepaid expenses and other current assets	40,045	25,459
Total current assets	809,117	934,831
Property, plant and equipment, net	1,253,035	1,153,070
Operating lease right-of-use assets	94,313	76,355
Goodwill	1,077,372	943,309
Intangible assets, net	78,438	79,230
Investment in joint venture	—	72
Restricted investments	21,108	23,176
Other assets	25,204	28,813
Total assets	$3,358,587	$3,238,856
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$221,202	$284,218
Billings in excess of costs and estimated earnings on uncompleted contracts	146,435	129,300
Current portion of operating lease liabilities	24,909	19,867
Current maturities of long-term debt	38,500	38,500
Accrued expenses and other current liabilities	77,185	110,163
Total current liabilities	508,231	582,048
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	1,704,656	1,573,614
Operating lease liabilities, net of current portion	70,215	57,201
Deferred income taxes, net	78,934	80,079
Other long-term liabilities	27,404	33,951
Total long-term liabilities	1,881,209	1,744,845
Total liabilities	2,389,440	2,326,893
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized and no shares issued and outstanding at December 31, 2025 and September 30, 2025	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 48,700,906 shares issued and 47,977,529 shares outstanding at December 31, 2025, and 47,963,617 shares issued and 47,406,498 shares outstanding at September 30, 2025	48	47
Class B common stock, par value $0.001; 100,000,000 shares authorized, 11,481,568 shares issued and 8,549,118 shares outstanding at December 31, 2025 and 11,463,770 shares issued and 8,538,165 shares outstanding at September 30, 2025	12	12
Additional paid-in capital	604,755	541,179
Treasury stock, Class A common stock, par value $0.001, at cost, 723,377 shares of Class A common stock at December 31, 2025 and 557,119 shares of Class A common stock at September 30, 2025	(56,226)	(34,589)
Treasury stock, Class B common stock, par value $0.001, at cost, 2,932,450 shares at December 31, 2025 and 2,925,605 shares at September 30, 2025	(16,833)	(16,046)
Accumulated other comprehensive income, net	3,195	4,369
Retained earnings	434,196	416,991
Total stockholders’ equity	969,147	911,963
Total liabilities and stockholders’ equity	$3,358,587	$3,238,856

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Three Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$17,205	$(3,051)
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation, depletion, accretion and amortization	45,030	31,184
Amortization of deferred debt issuance costs	667	495
Provision for bad debt	141	92
Gain on sale of property, plant and equipment	(2,039)	(1,055)
Realized loss on restricted investments	9	19
Share-based compensation expense	14,882	14,403
Distribution of earnings from investment in joint venture	71	—
Loss (earnings) from investment in joint venture	1	(1)
Deferred income tax benefit	(789)	(1,411)
Other non-cash adjustments	(74)	(229)
Changes in operating assets and liabilities:
Contracts receivable including retainage, net	127,022	62,560
Costs and estimated earnings in excess of billings on uncompleted contracts	(10,675)	(5,767)
Inventories	(3,334)	(10,434)
Prepaid expenses and other current assets	(14,134)	(143)
Other assets	2,137	410
Accounts payable	(74,938)	(47,490)
Billings in excess of costs and estimated earnings on uncompleted contracts	6,926	6,302
Accrued expenses and other current liabilities	(18,704)	(6,554)
Other long-term liabilities	(6,837)	1,333
Net cash provided by operating activities, net of acquisitions	82,567	40,663
Cash flows from investing activities:
Purchases of property, plant and equipment	(35,470)	(26,832)
Proceeds from sale of property, plant and equipment	5,546	1,843
Proceeds from sale of restricted investments	3,713	2,417
Purchases of restricted investments	(1,540)	(2,258)
Business acquisitions, net of cash acquired	(215,102)	(654,200)
Net cash used in investing activities	(242,853)	(679,030)
Cash flows from financing activities:
Proceeds from revolving credit facility	140,000	—
Proceeds from issuance of long-term debt, net of debt issuance costs and discount	—	834,995
Repayments of long-term debt	(9,625)	(128,163)
Settlement of stock awards	(2,490)	—
Purchase of treasury stock	(22,424)	(12,081)
Net cash provided by financing activities	105,461	694,751
Net change in cash, cash equivalents and restricted cash	(54,825)	56,384
Cash, cash equivalents and restricted cash:
Cash, cash equivalents and restricted cash, beginning of period	159,015	76,684
Cash, cash equivalents and restricted cash, end of period	$104,190	$133,068

Supplemental cash flow information:
Cash paid for interest	$26,365	$15,051
Cash paid for operating lease liabilities	$6,805	$3,233
Non-cash items:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$21,742	$3,961
Property, plant and equipment financed with accounts payable	$12,178	$3,964
Issuance of stock for business acquisition	$51,500	$236,250
Amounts payable to sellers in business combination	$3,596	$86,000

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) share-based compensation expense, (v) loss on the extinguishment of debt, and (vi) nonrecurring expenses related to transformative acquisitions, which management considers to include transactions of a size that would require clearance under federal antitrust laws. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenues for each period. Adjusted net income represents net income before (i) nonrecurring expenses related to transformative acquisitions, which management considers to include transactions of a size that would require clearance under federal antitrust laws, and (ii) nonrecurring fees associated with financing arrangements incurred in connection with transformative acquisitions. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net income because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net income may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.
The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to (i) Adjusted net income and (ii) Adjusted EBITDA (with the resulting calculation of Adjusted EBITDA margin) for the applicable periods.
Construction Partners, Inc.
Net Income (Loss) to Adjusted EBITDA Reconciliation
Three Months Ended December 31, 2025 and 2024
(in thousands, except percentages)

	For the Three Months Ended December 31,
	2025	2024
Net income (loss)	$17,205	$(3,051)
Interest expense, net	27,370	18,130
Provision (benefit) for income taxes	5,580	(849)
Depreciation, depletion, accretion and amortization	45,030	31,184
Share-based compensation expense	5,729	4,920
Transformative acquisition expenses	11,287	18,463
Adjusted EBITDA	$112,201	$68,797
Revenues	$809,469	$561,580
Adjusted EBITDA margin	13.9%	12.3%
Construction Partners, Inc.
Net Income (Loss) to Adjusted Net Income Reconciliation
Three Months Ended December 31, 2025 and 2024
(in thousands)

	For the Three Months Ended December 31,
	2025	2024
Net income (loss)	$17,205	$(3,051)
Transformative acquisition expenses	11,287	18,463
Financing fees related to transformative acquisition	901	3,057
Tax impact due to above reconciling items	(2,984)	(5,199)
Adjusted net income	$26,409	$13,270

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2026 Outlook
(unaudited, in thousands, except percentages)

	For the Fiscal Year Ending September 30, 2026
	Low	High
Net income	$154,000	$158,000
Interest expense, net	107,500	110,000
Provision for income taxes	50,000	51,000
Depreciation, depletion, accretion and amortization	184,000	189,000
Share-based compensation expense	27,000	29,000
Transformative acquisition expenses	11,500	13,000
Adjusted EBITDA	$534,000	$550,000
Revenues	$3,480,000	$3,560,000
Adjusted EBITDA margin	15.34%	15.45%
Construction Partners, Inc.
Net Income to Adjusted Net Income Reconciliation
Fiscal Year 2026 Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2026
	Low	High
Net income	$154,000	$158,000
Transformative acquisition expenses	11,500	13,000
Financing fees related to transformative acquisition	1,200	1,200
Tax impact due to above reconciling items	(3,200)	(3,500)
Adjusted net income	$163,500	$168,700